Exhibit 10.24
     This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of January 26, 2004, is between DigitalGlobe, Inc., a Delaware corporation (the “Company”), Post Advisory Group, LLC (“Post”), and those certain funds and accounts managed or advised by Post listed on Schedule A hereto (the “Purchasers”).
     WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.50 per share; and
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:
     SECTION 1. Issuance, Sale and Delivery; Closing.
          (a) Issuance and Sale. In reliance upon the representations and warranties made herein the Company agrees, at the Closing (as defined below) to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the amount of the Shares listed next to such Purchaser’s name on Schedule A hereto at a purchase price of $2.50 per share for a total purchase price of Twenty Million Dollars ($20,000,000) (the “Purchase Price”).
          (b) Closing. The closing shall take place at the offices of DigitalGlobe, Inc. on January 23, 2004 upon the execution and delivery of this Agreement, or at such other time not later than ten business days after such date as may be agreed upon between each of the Purchasers and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to each Purchaser the amount of the Shares listed next to such Purchaser’s name on Schedule A hereto registered in the name of such Purchaser. Payment of the Purchase Price shall be made by each Purchaser in the amount set forth next to such Purchaser’s name on Schedule A hereto on the Closing Date to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Purchaser of the Shares listed next to such Purchaser’s name on Schedule A hereto.
     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers, as of the date hereof, and agrees with the Purchasers, as follows:
          (a) Incorporation and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to enter into this Agreement, and to carry out its obligations hereunder to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures which, when taken together with all other such failures, would not result in any change in, or effect on, the Company, its subsidiaries or their business that is materially adverse to the business, properties, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of this Agreement by the Purchasers) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) Capital Stock. The Company has issued and has outstanding (i) 180,928,264 shares of Common Stock (the “Common Stock”) (250,000,000 shares authorized) and (ii) 10 shares of Series C Preferred Stock (50,000,000 shares authorized) (the “Preferred Stock”), which constitute all the issued and outstanding shares of capital stock of the Company. Except as set forth in Schedule I hereto (the “Disclosure Schedule”), there are no voting trusts, stockholders’ agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Common Stock or the Preferred Stock. The Shares, when issued and delivered in accordance with the terms hereof (and in consideration for the Purchaser Price), will have been duly and validly authorized and will be fully paid and nonassessable and will not have been issued in violation of any preemptive rights.
          (c) No Violation. The execution, delivery and performance of this Agreement by the Company does not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws, (ii) violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award or threaten any governmental authorization applicable to the Company, or (iii) result in any breach of, constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company is a party or by which any of such assets or properties is bound or affected, except, in the case of clause (ii) , as would not, in the aggregate, have a Material Adverse Effect.
          (d) Consents and Approvals. The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority. “Governmental Authority” means any United States federal, State or local or any foreign or multinational government (or any subdivision thereof), governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body having jurisdiction or authority with respect to the particular matter at issue in its context.

          (e) Financial Statements. The Company has delivered to the Purchaser true, correct and complete copies of the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 2001 and December 31, 2002 and the related audited consolidated statements of income and cash flows, and of the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 2003 and the related unaudited consolidated statements of income and cash flows (all such financial statements referred to as the “Financial Statements”). The Financial Statements present fairly and accurately the consolidated financial condition and results of operations of the Company and its subsidiaries as of such dates or for the periods covered thereby and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent with the past practices of the Company with only such deviations from GAAP as are referred to in the notes thereto.
          (f) Absence of Certain Changes or Events. Since September 30, 2003, the Company has conducted its business in the ordinary course consistent with past practice, and, except as set forth in the Disclosure Schedule, there have not been any circumstances, developments or events which have had or would have, in the aggregate, a Material Adverse Effect.
          (g) No Solicitation; Exemption from Registration. The Company has not and will not solicit any offer for, or offer or sell the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and Rule 506 thereunder.
          (h) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries.
     SECTION 3. Post’s and Purchaser’s Representations and Warranties. Post and each Purchaser represent and warrant to the Company as follows:
          (a) Purchase for Own Account. Such Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.
          (b) Investment Experience. Such Purchaser, for itself and/or through Post, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. Such Purchaser, through Post, has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the transactions contemplated thereby.

          (c) Restricted Securities. Such Purchaser understands that the Shares have not been registered under the Securities Act, and that such Purchaser may have to hold the Shares, and bear the economic risk of such investment, indefinitely unless a subsequent disposition thereof is registered under the Securities Act or exempt from registration. Such Purchaser agrees that it will not offer, sell, transfer or dispose of the Shares except (i) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and such applicable state securities laws. Such Purchaser understands that, until such time as the Shares are registered under the Securities Act, the certificates representing Shares will bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:
NOTICE IS HEREBY GIVEN THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY NON-U.S. JURISDICTION. THE SECURITIES CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AMENDMENT THERETO UNDER SUCH ACT AND ANY APPLICABLE LAWS OR (II) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER APPLICABLE LAWS. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE ARE ALSO SUBJECT TO ARTICLE III OF THE STOCKHOLDERS’ AGREEMENT, DATED AS OF JULY 9, 2003, BY AND AMONG DIGITALGLOBE, INC., (THE “COMPANY”), AND THE OTHER PARTIES THERETO (COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE PRINCIPAL OFFICE OF THE COMPANY), AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL ALL TERMS AND CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER AS SET FORTH IN SUCH AGREEMENT.
          (d) Accredited Investor. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
          (e) No Solicitation. Such Purchaser has not and will not solicit any offer for, or offer or sell the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and Rule 506 thereunder.
          (f) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser.

          (g) Authority of Purchaser. Such Purchaser has all necessary organizational power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser and (assuming due authorization, execution and delivery of this Agreement by the Company) constitutes a legal, valid and binding obligation of such Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (h) Incorporation and Authority of Post. Post is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Post is a registered investment advisor under the Investment Advisors Act of 1940. Post has been appointed as the investment manager, investment adviser, investment subadviser or the like by each of the Purchasers and has the authority to enter into this Agreement, to carry out the Purchasers’ obligations hereunder, and to consummate the transactions contemplated hereby, all on behalf of the Purchasers as their authorized agent.
          (i) No Violation. The execution, delivery and performance of this Agreement by such Purchaser does not and will not (i) violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award or threaten any governmental authorization applicable to such Purchaser, or (ii) to its knowledge, result in any breach of, constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of such Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which such Purchaser is a party or by which any of such assets or properties is bound or affected, except, in the case of clause (ii) , as would not materially impair such Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
     SECTION 4. Transfer Restrictions and Observer Rights.
          (a) Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares shall be subject in all respects to the restrictions on transfers contained in Article III of the Stockholders’ Agreement, dated as of July 9, 2003, by and among the Company (the “Stockholders’ Agreement”) applicable to New Common Stock (as defined therein), and Article III of the Stockholders’ Agreement shall hereby be incorporated herein by reference.
          (b) Observer Rights. So long as accounts and funds managed or advised by Post own at least 10% of the number of outstanding shares of the Company, the Company shall allow one observer designated by Post who will be a U.S. Person as defined in 22 CFR Section 120.15 of the International Traffic in Arms Regulations (“ITAR”) (“U.S Person”) and who will be reasonably satisfactory to the Company’s Board of Directors, to attend all meetings of the Company’s Board of Directors in a nonvoting and non-participatory capacity, and in connection therewith, the Company shall give such observer such notices, minutes, consents and other materials, financial or otherwise provided to the Directors; provided, however, that any such materials that contain ITAR restricted information or other highly sensitive information (as indicated on such materials) may only be shared with a U.S Person.
          (c) Survival. This Section 4 shall survive the termination of this Agreement and the consummation of the transactions contemplated hereby.
     SECTION 5. Indemnification.
          (a) Survival of Representations and Warranties. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and shall remain in full force and effect for a period of six months after the Closing Date.
          (b) Indemnification by Purchasers. Post and the Purchasers agree to indemnify the Company and its subsidiaries, officers, directors, employees, agents, successors and assigns against and hold them harmless from all liabilities, losses, damages, claims, costs, and expenses (including without limitation reasonable attorney’s fees) (collectively, “Losses”) actually incurred by them arising out of the breach of any representation or warranty of such Purchaser contained herein. Anything in Section 5 (a) to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against Post or such Purchaser for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by Post or such Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 5(a), regardless of whether the subject matter of such claim or action shall have occurred before or after such date.
               The Company hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 5 and hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Post or any Purchaser arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including without limitation any such rights, claims or causes of action arising under or based upon common law or otherwise); provided, however, that the preceding clause shall not apply to claims for fraud. Except as expressly set forth in this Agreement, neither Post nor any Purchaser is making any representation, warranty, covenant or agreement with respect to the matters contained herein.
          (c) Indemnification by the Company. The Company agrees to indemnify Post and the Purchasers and their respective subsidiaries, officers, directors, employees, members, agents, successors and assigns against and hold them harmless from all Losses actually incurred by them arising out of the breach of any representation or warranty of the Company contained herein. Anything in Section 5(a) to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Company for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by the Company describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 5, regardless of whether the subject matter of such claim or action shall have occurred before or after such date.
Each Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 5 and hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Company arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including without limitation any such rights, claims or causes of action arising under or based upon common law or otherwise); provided, however, that the preceding clause shall not apply to claims for fraud. Except as expressly set forth in this Agreement, the Company is not making any representation, warranty, covenant or agreement with respect to the matters contained herein.
     SECTION 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):
if to the Company :
DigitalGlobe, Inc.
1900 Pike Road
Longmont, Colorado 80501-6700
Telecopy: (303) 682-3848
Attention: Shawn R. Thompson
With a copy to:
Baker and McKenzie
2001 Ross Avenue
Suite 2300
Dallas, Texas 75201
Telecopy: (214) 978-3099
Attention: Albert G. McGrath Jr.
if to any Purchaser:
c/o Post Advisory Group, LLC
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025
Telecopy: (310) 996-9669
Attention: Lawrence M. Goldman

     SECTION 7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in Delaware, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
     SECTION 8. Assignment. Neither party may assign its rights hereunder without the prior written consent of the other party. This Agreement shall be binding on the Company and each Purchaser and their respective permitted successors and assigns.
     SECTION 9. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     SECTION 12. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the prior written consent of the Company and each Purchaser.
     SECTION 13. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.
     SECTION 14. Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including but not limited to (i) the preparation, issuance and delivery of the certificates for the Shares to the Purchaser and (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors. Each Purchaser will pay or cause to be paid all expenses incident to the performance of the Purchasers’ obligations under this Agreement, including but not limited to the fees and disbursements of the Purchasers’ counsel, accountants and other advisors.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

DIGITALGLOBE, INC.
By:	/s/ Henry E. Dubois
Name:	Henry E. Dubois
Title:	President

POST ADVISORY GROUP, LLC, on its own behalf and as authorized agent of the accounts and funds listed on Schedule A hereto
By:	/s/ Lawrence A. Post
Name:	Lawrence A. Post
Title:	CEO

SCHEDULE A TO PURCHASE AND SALE AGREEMENT

PURCHASER	PURCHASE PRICE	SHARES
Post High Yield Fund, L.P.	$500,000	200,000
Post Total Return Fund, L.P.	$800,000	320,000
DB Distressed Opportunities Fund, Ltd.	$1,800,000	720,000
DB Distressed Opportunities Fund L.P.	$100,000	40,000
Sphinx Distressed Fund SPC	$400,000	160,000
South Dakota Investment Council	$1,000,000	400,000
Post Special Situation Fund II, L.P.	$13,075,000	5,230,000
MW Post Opportunity Offshore Fund, Ltd.	$525,000	210,000
Post Opportunity Fund, L.P.	$500,000	200,000
MW Post Long/Short Opportunity Fund, L.P.	$1,300,000	520,000
Total	$20,000,000	8,000,000